UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2022, Athenex, Inc., together with certain of its subsidiaries (the “Company”), entered into a letter agreement (the “Agreement”) with TiHe Capital (Beijing) Co. Ltd. (the “Buyer”) pursuant to which the Company and Buyer agreed to extend the time to complete the closing of the sale of the Company’s ownership in its China subsidiaries, which are primarily engaged in active pharmaceutical ingredient (“API”) manufacturing operations in China, contemplated by the Equity Purchase Agreement dated July 7, 2022 between the Company and the Buyer. The Agreement extended the time to complete the closing (the “Longstop Date”) from September 30, 2022 to October 31, 2022. If the closing has not occurred by October 31, 2022, either party may give notice to the other party to further extend the Longstop Date to November 15, 2022 as long as the party giving notice is not the cause of the failure of the closing to occur. The closing of this transaction is subject to closing conditions, including obtaining the approvals of certain governmental authorities in China, and other customary closing conditions. Obtaining the approvals of certain governmental authorities in China has been delayed primarily due to the COVID-19 pandemic and the public holiday period in China. The parties are continuing to work diligently towards closing and the Company remains committed to executing on its strategy to monetize its non-core assets.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are typically identified by terms such as “continue,” “could,” “expect,” “intend,” “may,” “will,” and similar expressions. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: when or whether the conditions to closing this transaction will be satisfied; our history of operating losses and need and ability to raise additional capital to continue as a going concern; our ability to successfully redirect resources and reduce operating expenses; uncertainties around our ability to enter into new financing agreements; the development stage of our primary clinical candidates, including NKT Cell Therapy and related risks involved in drug development, clinical trials, regulation, uncertainties around regulatory reviews and approvals; the preclinical and clinical results for our drug candidates, which may not support further development of such drug candidates; our ability to successfully demonstrate the safety and efficacy of our drug candidates and gain approval of its drug candidates on a timely basis, if at all; risks related to our ability to successfully integrate the business of Kuur into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as differences in operations, cultures, and management philosophies that may delay successful integration and our ability to support the added cost burden of Kuur’s business; risks related to counterparty performance, including our reliance on third parties for success in certain areas of our business; risks and uncertainties inherent in litigation, including purported stockholder class actions; risks and uncertainties related to the COVID-19 pandemic and its ongoing impact on our operations, supply chain, cash flow and financial condition; competition; intellectual property risks; risks relating to doing business internationally and in China; prior to the closing of this transaction, the risk of development, operational delays, production slowdowns or stoppages or other interruptions at our manufacturing facility as well as our ability to find alternative sources of supply to meet our obligations and requirements; the risk that our common stock will be delisted from the Nasdaq Global Select Market if we are unable to obtain another period to regain compliance with the Nasdaq continued listing standards in our appeal to the Nasdaq Hearings Panel; the risk that our common stock will be delisted from the Nasdaq Global Select Market if will are unable to regain compliance with the Nasdaq listing standards; and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from our Investor Relations Department. All information provided in this release is as of the date hereof and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: October 3, 2022	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer